                                                                    EXHIBIT 10.7

                      MEMORANDUM OF EMPLOYMENT AGREEMENT

     This Memorandum of Employment Agreement (this "Agreement"), is made and entered into as of December 22, 1995, by and between FOX KIDS WORLDWIDE, L.L.C., a Delaware limited liability company (the "Company"), and HAIM SABAN ("Executive").

                                R E C I T A L S

     A. Concurrent with the execution of this Agreement, the closing under that certain LLC Formation Agreement (the "LLC Formation Agreement") dated as of November 1, 1995, among Saban Entertainment, Inc., a Delaware close corporation ("SEI"), FCN Holding, Inc., a Delaware close corporation ("FCNH") and Fox Broadcasting Company, a Delaware corporation ("FBC") has occurred; the LLC Formation Agreement provides, among other things, for the formation and capitalization of the Company and the negotiation, execution and delivery of this Agreement; and the execution and delivery of this Agreement is a condition to that closing.

     B. All terms defined in the LLC Formation Agreement which are not otherwise defined herein shall have the same meanings when used herein; and all terms defined in the Operating Agreement of the Company (the "Operating Agreement") dated as of December 22, 1995, by and among SEI, FCNH and FBC, which are not otherwise defined in the LLC Formation Agreement or this Agreement shall have the same meanings when used herein.

     C. The parties hereto have determined that it is in their respective best interests to enter into this Agreement.

                               A G R E E M E N T

     NOW, THEREFORE, in consideration of the foregoing facts and the mutual covenants and agreements contained herein, the parties agree as follows:

     1.   Engagement. Company hereby employs Executive as the Senior Executive-
          ----------
Saban Entertainment of the Company, to manage, control and supervise, in all respects and particulars, SEI and each of its direct and indirect subsidiaries (other than as provided in that certain Employment Agreement dated as of July 1, 1994, by and between Executive and Saban International N.V., for certain non-United States services of Executive (such agreement, as amended by a Memorandum of Amendment of even date herewith, the "Other Employment Agreement")), and the other SEI Managed Businesses, and the businesses, activities, operations, assets, obligations and liabilities of the SEI Managed Businesses. The rights, powers and duties of Executive as the Senior Executive-Saban Entertainment shall include all such rights and powers delegated to the person holding that title pursuant to the Operating Agreement, and shall include, without limitation, to the maximum extent permitted by law and subject to the limitations contained in the Operating Agreement and subject to any contractual obligations of the SEI Managed Businesses, any and all rights, powers and obligations with respect to the SEI Managed Businesses which under Delaware law are granted to the shareholders, Boards of Directors, general managers and/or executive officers of the SEI Managed Businesses, including but not limited to, the right to appoint and remove the directors of the SEI Managed Businesses, to determine the retention, termination, and designation and appointment of all corporate officers and other employees, and to delegate any of such duties and responsibilities to other officers and employees of the SEI Managed Businesses. The rights, powers and authorities delegated to the Senior Executive-Saban hereunder shall include, but not be limited to, the exercise of all rights, powers and authorities of the Company with respect to SEI under the Management Agreement. All other officers of the SEI Managed Businesses shall report to, and be subject to the final authority of, Executive.

     Executive hereby accepts such engagement and agrees to be bound by all of the terms and conditions hereof.

     2.   Term.  The term of engagement hereunder ("Term") shall commence on
          ----
December 22, 1995 and shall expire on the close of business on June 30, 2002, unless sooner terminated pursuant to the terms of this Agreement.

     3.   No Power to Remove or Replace Executive. Except as specifically
          ---------------------------------------
provided in the Operating Agreement, without the prior written consent of Executive, the Company shall not have the right or power to remove or replace Executive as Senior Executive-Saban Entertainment, with or without cause, or to terminate this Agreement or to terminate or modify in any respect or particular the rights and powers delegated to Executive pursuant to this Agreement, whether during the Term of this Agreement or thereafter; and notwithstanding the expiration of the Term, so long as Executive remains Senior Executive-Saban Entertainment under the terms and conditions of the Operating Agreement, subject to any written agreement between the parties hereto, the terms and conditions of this Agreement shall continue to govern the terms of the employment of Executive as Senior Executive-Saban Entertainment.

     4.   Exclusive Engagement.  Executive shall, during the Term and for so
          --------------------
long thereafter as he continues as the Senior Executive-Saban Entertainment under the terms of the Operating Agreement, devote substantially all of his business time to the business and affairs of the Company and the SEI Managed Businesses and shall give such businesses his highest business priority; provided, however, that
                                                    --------
Executive shall have the right to devote a reasonable amount of time to carry on for his own account (i) any activity within the scope of that certain music production agreement between Haim Saban d/b/a Bubale Music and SEI, or (ii) any activity which is outside the scope of the current or anticipated businesses of the Company or the SEI Managed Businesses, (including, without limitation, the management of his own investments (none of which would constitute a "Competitive Activity" under Section 6 hereof) and/or his continued involvement in charitable and community activities and pursuits) in each case so long as such activities do not materially affect Executive's ability to fully and faithfully perform his duties hereunder.

     5.   Compensation.  In consideration for the services to be rendered by
          ------------
Executive hereunder, the Company shall pay to Employee:

          (a) A base salary (i) (x) of $1,000,000 per year for each "Contract Year" of this agreement; and (y) at the rate of $1,000,000 per year for the period from December 22, 1995 through June 30, 1996, and for any other partial Contract Year ( "Contract Year" shall mean that 12 calendar month period commencing on July 1 in a year during which this Agreement is in effect); in each case less any amounts allocable to Executive's services pursuant to Section 4(a) of the Other Employment Agreement.

          If during the period from July 1, 1995 through the date of this Agreement Executive has received payments of base salary under that certain Employment Agreement dated as of July 1, 1994 between Executive and SEI (the "Assumed Agreement") and/or the Other Employment Agreement (without regard to the amendment to that document effected concurrently with the execution of this Agreement) with respect to the current Contract Year, which payments in the aggregate exceeded $473,972, the amount of such excess payments shall be deemed to be payments of base salary to Executive under this Section 5(a) and Section 4(a) of the Other Employment Agreement, as amended, and shall be applied as a credit against the first payments of base salary to be made to Executive hereunder and under the Other Employment Agreement.

          (b) Reimbursement for all ordinary and necessary out-of-pocket expenses incurred by Executive in connection with the business of the Company, including any entertainment expenses and any expenses incurred by Executive in carrying on the business of the Company or the Saban Managed Businesses at Executive's home. In addition, Company shall provide to Executive for Executive's use Company's limousine and driver and shall further reimburse or pay directly all gas, oil maintenance, insurance and license and registration fees for one automobile of Executive, specified by Executive. Executive is authorized to incur and will be reimbursed by the Company for all out-of pocket costs and expenses of Executive for domestic and international business travel, including, with respect to air travel, all costs and expenses of private air charter (which may include, if Executive so determines, aircraft owned or personally leased by Executive or an Affiliate of Executive, in which case Executive will be entitled to charge the Company for the use of such aircraft at then-current market rates for comparable aircraft). Executive shall keep such records and provide such documentation as shall be required to substantiate such expenses in accordance with applicable Internal Revenue regulations.

     6.   Noncompetition.  Executive agrees that for so long as Executive
          --------------
remains Senior Executive -- Saban Entertainment under the Operating Agreement, and for a period terminating five years thereafter (excluding, however, any period following termination of Executive as a result of the breach of this Agreement by the Company), he will not, directly or indirectly, provide consultative services to, or own, manage, operate, control, participate in, or be connected as a stockholder, partner or otherwise with, any Person (including that Person's Affiliates) that is engaged in competition with the business of the Company or any subsidiary of the Company, as such business has been conducted during the 12-month period ending on the date of termination of Executive's employment as Senior Executive - Saban Entertainment (such activities collectively, the "Competitive Activities"). Notwithstanding the foregoing, Executive shall not be deemed to be engaged in a Competing Activity by reason of owning up to five percent of any class of the outstanding debt or equity securities of a Person, any of whose securities are listed on a national securities exchange, registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, or otherwise regularly traded in the over-the-counter market. The provisions of Section 11 of the Assumed Agreement shall apply to any breach by Executive of the provisions of this Section 7.

     7.   Additional Right to Terminate.  Notwithstanding the provisions of
          -----------------------------
Section 16 of the Assumed Agreement (as modified by the provisions of Section 8 of this Agreement), this Agreement may be terminated by the Company at any time subsequent to the date upon which a "Terminating Event" (as that term is defined in Section 4.10 of the Operating Agreement) has occurred, by delivery to Executive of written notice of the Company's election to terminate Executive pursuant hereto, accompanied by payment, in immediately available funds, and without offset, of an amount equal to Executive's base salary for the balance of the Term, determined by multiplying Executive's annual base salary as in effect at the date of such notice by the number of Contract Years, and fractions of a Contract Year, between the date of such notice and June 30, 2002.

     8.   Assumed Agreement; Incorporation by Reference.  All of the terms of
          ---------------------------------------------
the Assumed Agreement, a copy of which is attached hereto as Exhibit "A", which are not inconsistent with this Agreement are incorporated herein by reference and shall form a part of this Agreement, as if they had been fully set forth herein; provided, that all references therein to "Employer," "Employee" and
        --------
"TVE" shall refer instead, mutatis mutandis, to the Company, Executive, and the
                           ------- --------
Senior Executive-Children's Network; the following provisions are not incorporated herein, and shall be of no force or effect: Section 1, Section 2, the first four sentences of Section 3, Section 4, Section 6(a)(iii), Section 7(a)(iii), the last sentence of Section 16 and Section 18; and the Company's right to terminate the Agreement pursuant to Section 16 shall be subject to
Section 3 of this Agreement (provided, however, that Section 16 shall apply in
                             --------  -------
full at such time as either a "Triggering Event" or a "Terminating Event," as those terms are defined in Section 4.10 of the Operating Agreement, has occurred); and the following provisions are modified as follows: all references to "Section 4(a)" shall refer instead to Section 5(a) of this Agreement; and the address set forth in Section 19 shall refer instead to 10960 Wilshire Boulevard, Los Angeles, California 90024. Except as incorporated herein and assumed hereby, the Assumed Agreement shall not be applicable for any periods subsequent to the date of this Agreement, and Executive shall be the employee of the Company, and not SEI, effective December 22, 1995.

     9.   Miscellaneous Provisions.
          ------------------------

          9.1 In this Agreement, headings are for convenience only and shall not affect interpretation, and except to the extent that the context otherwise requires: (i) references to any legislation or to any provision of any legislation include any modification or re-enactment of, or any legislative provision substituted for, and all statutory instruments issued under, such legislation or such provision; (ii) words denoting the singular include the plural and vice versa; (iii) words denoting individuals include corporations and other Persons and vice versa; (iv) words denoting any gender include all genders; (v) references to any document, agreement or other instrument (including this Agreement) include references to such document, agreement or other instrument as amended, novated, supplemented or replaced from time to time; (vi) references to clauses, sub-clauses, sections, sub-sections, Schedules and Exhibits are to clauses, sub-clauses, sections, sub-sections, Schedules and Exhibits of this Agreement; (vii) "or" is not exclusive; (viii) "$", and all other references to dollar amounts, are in U. S. currency; (ix) references to any party to this Agreement or any other document, agreement or other instrument includes its successors or permitted assigns; and (x) "writing" and cognate expressions include all means of reproducing words in a tangible and permanently visible form.

          9.2  Notices.  All notices, demands or other communications hereunder
               -------
shall be in writing and shall be deemed to have been duly given (i) if delivered in person, upon delivery thereof, or (ii) if mailed, certified first class mail, postage pre-paid, with return receipt requested, on the fifth day after the mailing, or (iii) if sent by telex or facsimile transmission, with a copy mailed on the same day in the manner provided in (ii) above, when transmitted and receipt is confirmed by telephone or telex or facsimile response, or (iv) if otherwise actually delivered, when delivered:

               9.2.1 If to Company, the registered agent in the State of Delaware.

                         With a copy to:

                         Squadron, Ellenoff, Plesent & Scheinfeld, LLP 555 Fifth Avenue
                         New York, New York 10176
                         Fax: (212) 697-6686
                         Attn:      Harvey Horowitz, Esq.

               9.2.2     If to Executive:

                         Haim Saban
                         Saban Entertainment, Inc.
                         10960 Wilshire Boulevard
                         Los Angeles, CA 90024
                         Fax:

                         With a copy to:

                         Matthew G. Krane, Esq.
                         2051 Hercules Drive
                         Los Angeles, CA 90046
                         Fax:  213-851-1178

                         and with a copy to:

                         Troop Meisinger Steuber & Pasich
                         10940 Wilshire Boulevard, Suite 800
                         Los Angeles, California 90024
                         Attention:  Richard E. Troop, Esq.
                         Fax: 310-443-8503
or at such other address or addresses as may have been furnished by such Person in like manner to the other parties.

          9.3  Severability.  Should any Section or any part of a Section within
               ------------
this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement.

          9.4  Governing Law.  THE TERMS OF THIS AGREEMENT SHALL BE GOVERNED BY
               -------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE WITHIN, AND TO BE PERFORMED WITHIN, SUCH STATE, EXCLUDING CHOICE OF LAW PRINCIPLES OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

          9.5  Amendments and Waivers.  Neither this Agreement nor any term
               ----------------------
hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of both parties hereto. No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy of such party nor be construed to be a waiver of any such right, power or remedy nor constitute any course of dealing or performance hereunder.

          9.6  Entire Agreement.  This Agreement contains the entire
               ----------------
understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein. No party to this Agreement makes any representation or warranty except as expressly set forth herein.

          9.7  Formal Documentation. Pursuant to Section 4.4 of the LLC
               --------------------
Formation Agreement, Executive and FCNH were to negotiate and cause to be prepared, and to be executed and delivered, the "Saban Employment Agreements" therein referred to. This Agreement and the amendment to the Other Employment Agreement constitute such agreements, and are fully binding on the parties hereto. However, in the interests of time, the terms of the Assumed Employment Agreement incorporated herein by reference, and the terms of the Other Employment Agreement, have not been fully negotiated by the parties; and each party reserves the right at any time on or prior to June 30, 1996 to require both parties to enter into negotiations with respect thereto, and to cause an integrated contract resulting therefrom to be executed by the parties; all disputes arising in such negotiations shall be subject to the dispute resolution procedures set forth in said Section 4.4. In no event shall any proposed modifications to the provisions of Sections 1 through 5 hereof be subject to such proceedings.

          9.8  Rules of Precedence. In the event of any conflict between the
               -------------------
provisions of this Agreement and either the LLC Formation Agreement, the Operating Agreement or the Assumed Agreement, the conflicts will be resolved in the following order of precedence: the Operating Agreement, this Agreement, the LLC Formation Agreement and the Assumed Agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Memorandum of Employment Agreement to be duly executed and delivered as of the date first written above.



                                   /s/ Haim Saban
                                   ----------------------------------
                                   HAIM SABAN



                                   FOX KIDS WORLDWIDE, L.L.C



                                   By:  /s/ Jay Itzkowitz
                                        ------------------------------

                                        Its: _________________________

                                    CONSENT

     THE UNDERSIGNED, Saban Entertainment, Inc., hereby consents to the foregoing assumption by Fox Kids Worldwide, L.L.C., of the Employment Agreement of Haim Saban dated as of July 1, 1994.


     DATED: December 22, 1995


                                   SABAN ENTERTAINMENT, INC.



                                   By:  /s/ Mel Woods
                                        ------------------------------
                                        Mel Woods

                                        Its: Chief Operating Officer